Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Prolor Biotech Inc.

Gentlemen:

We herby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-163795) and Form S-3 (No. 333-180619) of Prolor Biotech Inc. of our reports dated March 12, 2013 relating to the consolidated financial statements and to internal controls of PROLOR Biotech, Inc. and its subsidiaries which appear in this Form 10-K.

/s/ Yarel + Partners

Yarel + Partners

Certified Public Accountants

Tel Aviv, Israel

March 14, 2013